UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006 (June 22, 2006)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(b)

On June 22, 2006, Greif, Inc. (the “Company”) announced that William B. Sparks, Jr., the Company’s President and Chief Operating Officer, planned to retire from the Company on October 31, 2006, the end of the Company’s current fiscal year. Mr. Sparks has been with the Company for over 29 years.

The Company announced that David B. Fischer, Senior Vice President and Divisional President, Industrial Packaging & Services – Americas, would assume Mr. Sparks’ responsibilities for the Company’s East Asia Industrial Packaging & Services operations for China, Singapore, Malaysia and the Philippines. The Company also announced that Michael C. Patton, Senior Vice President, Paper, Packaging & Services, would assume Mr. Sparks’ responsibilities for the Company’s worldwide Closures business, including operations in India, South America, Europe and the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: June 27, 2006	By:	/s/ Donald S. Huml
Donald S. Huml
Executive Vice President and Chief Financial Officer
(Duly Authorized Signatory)